CALGARY, ALBERTA--(Marketwire - May 27, 2008) - Kodiak Energy, Inc.

(TSX VENTURE:KDK)(OTCBB:KDKN) ("Kodiak" or the "Corporation") is pleased to announce that work has commenced on the application process for a proposed multi-well drilling program for EL-413. After reviewing the processed seismic data acquired this past winter, multiple drilling locations have been identified for each of the prospective target formations and 4 to 6 of the locations will be licensed.

These wells, which will be drilled during the upcoming winter season with planned operations commencing December 2008 and running through to April 2009, are dependent upon weather, regulatory approvals and project financing. The Corporation has started preliminary discussions with several Arctic service contractors and has determined the required equipment is available to execute the proposed drilling program.

To date, 84 kms of 2D seismic during the 2006/2007 winter season and an additional 43 kms of 2D seismic during the winter of 2007/2008 were completed on schedule and within budget. Kodiak has proven it is a capable operator in this difficult area of exploration.

The Corporation is also pleased to announce that the updated EL 413 Prospective Resource Report has been completed. A copy of the report dated May 2008, will be posted on the Kodiak website (www.kodiakpetroleum.com) for Wednesday May 28, 2008. The Corporation will also be filing a Form 51-102F3 Material Change Report regarding its EL 413 Little Chicago, NWT properties.

Target dates are subject to change as new information becomes available.

About Kodiak

Kodiak Energy, Inc. is a Calgary based publicly traded oil and gas development company focused on creating a portfolio of North American assets that offer production opportunities and asset growth through exploration. Kodiak has lease holdings in Montana, southeastern Alberta, northeastern Alberta and high impact prospects located in the central Mackenzie River Valley of the Northwest Territories, Canada and in northeastern New Mexico.

This press release contains forward-looking statements. The words or phrases "would be," "will" "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," or similar expressions are intended to identify "forward-looking statements."  Actual results could differ materially from those projected in the Corporation's proposed oil and gas related business. The Corporation's business is subject to various risks, which are discussed in the Corporation's filings with the US Securities and Exchange Commission and with Canadian securities commissions. The Corporation's filings may be accessed at www.sec.gov or at www.sedar.com.

The information in the Engineering Report referred to herein contains the terms "prospective resources". Kodiak advises investors that although these terms are recognized and required by Canadian securities regulations (under National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities), the US Securities and Exchange Commission does not recognize these terms. Investors are cautioned not to assume that any part or all of the resources in this category will ever be converted into reserves. In addition, "prospective resources" have a great amount of uncertainty as to their existence, and economic and legal feasibility. It cannot be assumed that any part of a prospective resource will ever be upgraded to a higher category. Under Canadian rules, estimates of prospective resources may not form the basis of feasibility or pre-feasibility studies, or economic studies except for a "preliminary assessment" as defined under National Instrument 51-101.  Under US rules, investors are cautioned not to assume that part or all of a prospective resource exists, or is economically or legally recoverable.

Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Corporation cautions readers not to place reliance on such statements. Unless otherwise required by applicable law, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such a statement.

Further information relating to Kodiak may be found on www.sedar.com and www.sec.gov as well as on Kodiak's website at www.kodiakpetroleum.com.

The TSX Venture Exchange has not reviewed this news release and does not accept responsibility for the adequacy or accuracy of this release.

FOR FURTHER INFORMATION PLEASE CONTACT:
Kodiak Energy, Inc.
William Tighe
Chief Executive Officer
(403) 262-8044
Email: kodiakenergy@Gmail.com
Website: www.kodiakpetroleum.com

Copyright (c) 2008 KODIAK ENERGY INC. (KDKN)  All rights reserved.  For more information visit our website at http://www.kodiakpetroleum.com/ or send mailto:info@kodiakpetroleum.com Message sent on Tue May 27, 2008 at 6:28:44 AM Pacific Time